Exhibit 99.2

FINAL FOR RELEASE

CHARLES RIVER ASSOCIATES (CRA)

FOURTH QUARTER AND FISCAL YEAR 2015

EARNINGS ANNOUNCEMENT

PREPARED CFO REMARKS

CRA is providing these prepared remarks by CFO Chad Holmes in combination with its press release. These remarks are offered to provide the investment community with additional information on CRA’s financial results prior to the start of the conference call. As previously announced, the conference call will be held February 18, 2016 at 10:00 a.m. ET. These prepared remarks will not be read on the call.

Q4 2015 Summary (Quarter ended January 2, 2016)

•                  Non-GAAP Revenue: $71.6 million

•                  Non-GAAP Net Income: $0.2 million, or $0.03 per diluted share

•                  Non-GAAP Operating Margin: 3.1%

•                  Non-GAAP Effective Tax Rate: 87.6%

•                  Utilization: 68%

•                  Cash and Cash Equivalents: $38.1 million at January 2, 2016

•                  Non-GAAP Adjusted EBITDA: $9.9 million, or 13.8% of non-GAAP revenue

•                  Consultant Headcount at January 2, 2016: 511 (which consisted of 122 officers, 267 other senior staff and 122 junior staff, compared with 121 officers, 265 other senior staff and 121 junior staff for a total of 507 as of October 3, 2015)

Revenue

We reported GAAP revenue of $72.5 million for Q4 of fiscal 2015, compared with GAAP revenue of $78.5 million for Q4 of fiscal 2014. GAAP revenue for Q4 of fiscal 2015 included $0.9 million from our NeuCo subsidiary. GAAP revenue for Q4 of fiscal 2014 included $1.0 million from NeuCo.

Excluding NeuCo revenue from all periods, non-GAAP revenue was $71.6 million for Q4 of fiscal 2015.  This compares with non-GAAP revenue of $77.4 million for Q4 of fiscal 2014. Both GAAP and non-GAAP results for the fourth quarter of fiscal 2015 reflect 13 weeks of operations, whereas the fourth quarter of fiscal 2014 had 14 weeks of operations.

Revenue on a GAAP basis for fiscal 2015 was $303.6 million, compared with $306.4 million for fiscal 2014. Excluding NeuCo revenue from both periods, non-GAAP revenue for fiscal 2015 was $299.8 million, compared with $301.6 million for fiscal 2014.

Utilization

Utilization on a firm-wide basis in Q4 of fiscal 2015 was 68%. This compares with 75% in Q4 of fiscal 2014 and 73% in Q3 of fiscal 2015. For fiscal year 2015, utilization was 74%, compared with 76% in fiscal year 2014.

Contingent Liability

In Q4 of fiscal 2015, the estimate of the future contingent consideration obligation associated with a prior acquisition was decreased by $0.1 million. This contingent consideration obligation amounted to $0.8 million at January 2, 2016, compared with $0.3 million at January 3, 2015.

Gross Margin

GAAP gross margin in Q4 of fiscal 2015 was 29.4%, compared with 32.6% in Q4 of fiscal 2014. Non-GAAP gross margin for Q4 of fiscal 2015 was 28.9%, compared with 32.1% in Q4 of fiscal 2014. Client reimbursable expenses, on a non-GAAP basis, were 12.3% of revenue in Q4 of fiscal 2015, compared with 13.3% in Q4 of fiscal 2014.

For the full-year fiscal 2015, GAAP gross margin was 31.6%, compared with 32.5% for full-year fiscal 2014. Non-GAAP gross margin for full-year fiscal 2015 was 31.4%, compared with 31.9% for full-year fiscal 2014. Client reimbursable expenses, on a non-GAAP basis, were 11.1% of revenue in fiscal year 2015, compared with 12.1% in fiscal year 2014.

Goodwill Impairment

In the fourth quarter of fiscal 2015, a goodwill impairment related to CRA’s NeuCo subsidiary was identified and resulted in a non-cash charge of $4.5 million, or $2.9 million after-tax, before taking into account the portion attributable to noncontrolling interests.

SG&A Expenses

For Q4 of fiscal 2015, GAAP SG&A expenses were $17.3 million, or 23.9% of revenue, compared with GAAP SG&A expenses of $17.8 million, or 22.7% of revenue, in Q4 of fiscal 2014.

Non-GAAP SG&A expenses, excluding NeuCo, were $16.7 million, or 23.3% of revenue, in Q4 of fiscal 2015, compared with $16.9 million, or 21.9% of revenue, in Q4 of fiscal 2014.

Commissions to non-employee experts are included in SG&A. Those commissions represented 3.3% of non-GAAP revenue in Q4 of fiscal 2015, compared with 2.8% of non-GAAP revenue in Q4 of fiscal 2014. Excluding these commissions, non-GAAP SG&A expenses were 20.1% of non-GAAP revenue in Q4 of fiscal 2015 and 19.1% of non-GAAP revenue in Q4 of fiscal 2014.

GAAP SG&A expenses for the full-year fiscal 2015 were $72.4 million, or 23.9% of revenue, compared with $69.1 million, or 22.5% of revenue, for the full-year fiscal 2014. On a non-GAAP basis, full-year fiscal 2015 SG&A expenses were $69.4 million, or 23.1% of revenue, compared with $65.5 million, or 21.7% of revenue, for the full-year fiscal 2014. For fiscal 2015, non-GAAP SG&A expenses, excluding commissions to non-employee experts, were 19.8%, compared with 18.7% in fiscal 2014.

Depreciation & Amortization

On a GAAP and non-GAAP basis, depreciation and amortization expense was $1.8 million for Q4 of fiscal 2015, compared with $1.7 million for Q4 of fiscal 2014. On a GAAP and non-GAAP basis, depreciation and amortization expense was $6.6 million for the full-year of fiscal 2015, compared with $6.4 million for the full-year of fiscal 2014.

Share-Based Compensation Expense

On a GAAP and non-GAAP basis, share-based compensation expense was approximately $1.4 million for Q4 of fiscal 2015, compared with $1.5 million for Q4 of fiscal 2014. For fiscal 2015, on a GAAP and non-GAAP basis, share-based compensation expense was approximately $5.8 million, compared with $5.6 million for fiscal 2014.

Operating (Loss) Income

On a GAAP basis, operating loss was $2.3 million in Q4 of fiscal 2015, compared with operating income of $6.1 million in Q4 of fiscal 2014. GAAP operating loss for Q4 of fiscal 2015 includes a non-cash goodwill impairment charge relating to CRA’s NeuCo subsidiary of $4.5 million. Non-GAAP operating income was $2.2 million, or 3.1% of non-GAAP revenue, for Q4 of fiscal 2015, compared with $6.2 million, or 8.0% of non-GAAP revenue, for Q4 of fiscal 2014.

For the full-year fiscal 2015, non-GAAP operating income was 6.1% of revenue, compared with 8.1% of revenue for the full-year fiscal 2014.

Interest and Other (Expense) Income, net

In Q4 of fiscal 2015, interest and other expense was $243,000 on a GAAP basis and $229,000 on a non-GAAP basis. This compares with interest and other expense of $102,000 on a GAAP and non-GAAP basis for Q4 of fiscal 2014.

For the full-year fiscal 2015, interest and other expense was $579,000 on a GAAP basis and $1.1 million on a non-GAAP basis, compared with $726,000 on a GAAP basis and $703,000 on a non-GAAP basis for the full-year of fiscal 2014.

Income Taxes

The following table outlines our income tax provision recorded and the resulting effective tax rates (in $000):

	GAAP		NON-GAAP
	Q4		Q4
	2015	2014	2015	2014
Tax Provision (Benefit)	$36	$2,279	$1,739	$2,229
Effective Tax Rate	(1.4)%	37.8%	87.6%	36.3%

	GAAP		NON-GAAP
	Full-year		Full-year
	2015	2014	2015	2014
Tax Provision (Benefit)	$5,490	$9,908	$7,094	$9,703
Effective Tax Rate	46.5%	42.5%	41.2%	41.1%

Our Q4 and full-year fiscal 2015 GAAP effective tax rates reflect the tax benefit from the non-cash goodwill impairment charge arising from CRA’s NeuCo subsidiary.

Net Income

GAAP net loss for Q4 of fiscal 2015 was $1.3 million, or $0.15 per diluted share, compared with GAAP net income of $3.8 million, or $0.40 per diluted share, for Q4 of fiscal 2014. Net loss for Q4 of fiscal 2015 includes NeuCo’s non-cash goodwill impairment charge attributed to CRA of $1.6 million. Excluding NeuCo’s results and an adjustment to the estimated future contingent consideration obligation of $0.1 million, non-GAAP net income for Q4 of fiscal 2015 was $0.2 million, or $0.03 per diluted share, compared with $3.9 million, or $0.41 per diluted share, for Q4 of fiscal 2014.

GAAP net income for fiscal 2015 was $7.7 million, or $0.83 per diluted share, compared with GAAP net income of $13.6 million, or $1.38 per diluted share, for fiscal 2014. Non-GAAP net income for fiscal 2015 was $10.1 million, or $1.10 per diluted share, compared with non-GAAP net income of $13.9 million, or $1.41 per diluted share, for fiscal 2014.

Adjusted EBITDA

On a GAAP basis, Adjusted EBITDA for Q4 of fiscal 2015 was $5.3 million, or 7.4% of revenue, compared with $12.5 million, or 16.0% of revenue, for Q4 of fiscal 2014.  Adjusted EBITDA on a non-GAAP basis for Q4 of fiscal 2015 was $9.9 million, or 13.8% of non-GAAP revenue, compared with $12.6 million, or 16.3% of non-GAAP revenue, for Q4 of fiscal 2014.

Adjusted EBITDA on a GAAP basis for fiscal 2015 was $40.9 million, or 13.5% of revenue, compared with $49.6 million, or 16.2% of revenue, for fiscal 2014. Adjusted EBITDA on a non-GAAP basis for fiscal 2015 was $46.8 million, or 15.6% of revenue, compared with $49.9 million, or 16.5% of revenue, for fiscal 2014. See the exhibit to our press release for more details and the calculation of Adjusted EBITDA.

Constant Currency Basis

On a constant currency basis relative to Q4 of fiscal 2014, Q4 of fiscal 2015 non-GAAP revenue would have increased by approximately $1.0 million to approximately $72.5 million; non-GAAP Adjusted EBITDA would have increased by approximately $0.1 million to $10.0 million, or 13.8% of revenue; and non-GAAP net income would have increased by approximately $0.1 million to $0.3 million, or by approximately $0.01 per diluted share to $0.04 per diluted share. On a constant currency basis relative to full-year fiscal 2014, full-year fiscal 2015 non-GAAP revenue would have increased by approximately $6.3 million to approximately $306.1 million; non-GAAP Adjusted EBITDA would have increased by approximately $1.4 million to $48.2 million, or 15.8% of revenue; and non-GAAP net income would have increased by approximately $0.8 million to $10.9 million, or by approximately $0.08 per diluted share to $1.18 per diluted share. A description of the process for calculating the measures presented on a constant currency basis is contained under the heading “Non-GAAP Financial Measures” below.

Key Balance Sheet Metrics

Billed and unbilled receivables at January 2, 2016 were $86.4 million, compared with $83.2 million at January 3, 2015. Current liabilities at January 2, 2016 were $86.5 million, compared with $88.3 million at January 3, 2015.

Total DSO in Q4 of fiscal 2015 was 105 days, consisting of 73 days of billed and 32 days of unbilled. This compares with 109 days we reported in Q3 of fiscal 2015, consisting of 69 days of billed and 40 days of unbilled.

Cash and Cash Flow

Cash and cash equivalents were $38.1 million at January 2, 2016, compared with $21.0 million at October 3, 2015.

For the full-year 2015, cash flow from operations was $20.4 million including Q4 cash flow from operations of $25.2 million.

Capital expenditures totaled approximately $5.3 million in Q4 of fiscal 2015, compared with $1.0 million in Q4 of fiscal 2014.

During Q4 of fiscal 2015, approximately 88,000 shares of common stock were repurchased for approximately $2.0 million. For fiscal 2015, CRA repurchased a total of approximately 477,000 shares of common stock for $12.8 million.

This concludes the prepared CFO remarks.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has also provided in this release non-GAAP financial information. The Company believes that the use of non-GAAP measures in addition to GAAP measures is a useful method of evaluating its results of operations. The Company believes that presenting its financial results excluding the items identified below is important to investors and management because it is more indicative of the Company’s ongoing operating results and financial condition. These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the results calculated in accordance with GAAP and reconciliations to those results should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Specifically, for the fourth quarter of fiscal 2014 and for the full 2014 fiscal year, the Company has excluded NeuCo’s results. For the fourth quarter of fiscal 2015 and for the full 2015 fiscal year, the Company has excluded NeuCo’s results (including its non-cash goodwill impairment charge in the fourth quarter of fiscal 2015) and a non-cash change in estimate associated with a contingent liability for a future contingent consideration payment relating to a prior acquisition. Also, in calculating “Adjusted EBITDA” from income (loss) from operations for these fiscal periods, the Company has excluded the following non-cash expenses: depreciation and amortization, share-based compensation expenses, and amortization of forgivable loans.

Finally, the Company also believes that fluctuations in foreign currency exchange rates can significantly affect its financial results and provides a constant currency presentation to supplement disclosures regarding its results of operations and performance. The Company calculates constant currency amounts relative to a prior period, which also constitute non-GAAP financial information, by converting its current period local currency financial results using the prior period exchange rates. The Company has presented in these remarks its non-GAAP revenue, net income, earnings per diluted share and Adjusted EBITDA for the fourth quarter of fiscal 2015 on a constant currency basis relative to the fourth quarter of fiscal 2014, and for fiscal 2015 on a constant currency basis relative to fiscal 2014.